Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of HSBC Bank plc of our report dated May 27, 2022 relating to the financial statements, which appears in HSBC Bank plc’s Registration Statement on Form 20-F (No. 000-56449). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

August 31, 2022